Exhibit 10.3

REAL ESTATE GROUND LEASE

By and Between

DIAMOND JO, LLC,
an Iowa limited liability company

and

DUBUQUE COUNTY HISTORICAL SOCIETY

THIS REAL  ESTATE GROUND LEASE is made as of the ____ day of                                                  , 2006, by and among Diamond Jo, LLC, an Iowa limited liability company (“Tenant”) and the Dubuque County Historical Society (the “Landlord”).

SECTION 1.  DEFINITIONS

1.1 Agreements.  As used herein the term Agreements shall mean the Offer to Purchase Real Estate, Acceptance and Lease by and between the parties attached hereto as Exhibit A and any other agreements by and between the parties related to the subject matter of this Lease.  Defined terms not referenced below shall have the meaning set forth in the Agreements.

1.2 Commencement Date.  As used herein, the term “Commencement Date” shall mean thirty (30) days after the opening to the public of the Moored Barge Facility.

 1.3 Improvements.  As used herein, the term “Improvements” shall mean the Portside Building and all improvements, structures, buildings, interior improvements, landscaping, paving, pipes, conduits, roads, walkways, fixtures, fencing, on-site utility lines, and all apparatus, machinery, devices, fixtures, appurtenances, and equipment, and all alterations and additions thereto and replacements thereof which may be erected or installed on the Premises by Tenant after the Commencement Date of this Lease, regardless of how such Improvements are affixed to the Premises.

1.4 Landlord’s Estate.  As used herein, the term “Landlord’s Estate” shall mean all of Landlord’s right, title and interest in, under and to this Lease and the Premises.

1.5 Lease Term.  As used herein, the term “Lease Term” shall mean the term of this Lease as described in Subsection 2.2.

1.6 Tenant’s Estate.  As used herein, the term “Tenant’s Estate” shall mean all of Tenant’s right, title and  interest in, under and to this Lease and the Premises.

1.7 Premise.  As used herein, the term “Premise” shall mean all of Landlord’s interest in the Portside Building in Dubuque, Iowa.

SECTION 2.  DEMISE, POSSESSION, TERM

2.1 Demise of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Lease Term upon the terms and conditions contained in this Lease. Landlord warrants and represents to Tenant that Landlord is the owner in fee simple absolute of the Premises free and clear of any leases, liens, mortgages, rights of use or occupancy or any other rights, privileges or encumbrances.

2.2 Term.  The term of this Lease shall be for ninety-nine (99) years commencing on the Commencement Date.

2.3 Possession.  Possession of the Premises shall be delivered by Landlord to Tenant on the Commencement Date free and clear of tenants and occupants and the rights of either.

SECTION 3. RENT

3.1 Rent.  The Rent shall be the sum of One Dollar ($1) per annum.

SECTION 4. PAYMENT OF IMPOSITIONS AND UTILITY CHARGES

4.1 Impositions.  Tenant shall pay and discharge or cause to be paid and discharged promptly as the same become due and before delinquency all “Impositions” coming due during the Lease Term or any extension thereof.  The term “Impositions” as used herein shall mean all assessments, levies, fees and other charges that are levied or assessed against, or with respect to the use of, all or any portion of the Premises other than real estate taxes, if any, which shall be paid by Landlord.

4.2 Utility Charges.  All statements for water, gas, electricity and other public utilities used upon or furnished to the Premises during the Lease Term or any extension thereof shall be promptly paid by Tenant prior to delinquency.

SECTION 5. USE

5.1 Permitted Use.  Tenant may use the Premises, or permit the Premises to be used, for any lawful purpose except the operation of a casino.

5.2 Compliance with Law.  Tenant shall comply with all laws and regulations of governmental authorities with respect to its use of the Premises.

SECTION 6. IMPROVEMENTS

6.1 Construction of Improvements.  Tenant may modify the Improvements upon the Premises.

6.2 Permits and Easements.  Tenant shall apply for and take reasonable steps to secure at Tenant’s expense from any governmental authority having jurisdiction of the Premises any approvals, permits or licenses required for the development and use of the Premises for the purposes permitted by this Lease.

6.3 Ownership of Improvements.  All Improvements constructed or installed upon the Premises by Tenant at any time during the Lease Term are and shall be the property of Tenant; provided, however, upon the expiration or earlier termination of this Lease, title to such Improvements then existing on the Premises shall vest in Landlord and the same shall become the property of Landlord.

SECTION 7.  MECHANICS’ LIENS

Tenant covenants and agrees to keep the Premises free and clear of and from any and all mechanics’, materialmen’s and other liens of record for work or labor done, services performed, or materials, appliances or power contributed, used or furnished in the construction of any Improvements upon the Premises or any alterations, repairs or additions thereto which Tenant may make.

SECTION 8.  DEFAULT AND REMEDIES

8.1 Events of Tenant’s Default.  Tenant shall be in default under this Lease if any of the following occurs:

8.1.1 Tenant shall have failed in bad faith to pay any Imposition or any other charge or obligation of Tenant requiring the payment of money under the terms of this Lease within thirty (30) days after receipt of written notice from Landlord that such obligation is due and unpaid: or

8.1.2 Tenant shall have failed in bad faith to perform any material term, covenant or condition of this Lease to be performed by Tenant, except those requiring the payment of money, and Tenant shall have failed to substantially cure same within sixty (60) days after written notice from Landlord, delivered in accordance with the provisions of this Lease, where such failure could reasonably be cured within said sixty(60)-day period: provided, however, that where such failure could not reasonably be cured within said sixty(60)-day period, that Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to substantially cure such failure as soon as practicable: or

8.2 Landlord’s Remedies.  In the event of Tenant’s default pursuant to Subsection 8.1, Landlord may, at Landlord’s election, enforce all of its rights and remedies under the Lease, including the right to recover sums as they become due by appropriate legal action or proceed in equity or at law to compel Tenant to perform its obligations and/or to recover damages proximately caused by such failure to perform.

8.3 Landlord’s Default and Tenant’s Remedies.  In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within sixty (60) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said sixty (60) day period, or fails to commence such cure within said sixty (60) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said sixty (60) day period, then Tenant may, at its option terminate this Lease by providing Landlord written notice of its desire to do so or proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform.

SECTION 9.  ASSIGNMENT

9.1 Assignment by Tenant.  This Lease may not be sublet or assigned (in whole or in part) without the express written consent of Landlord, which shall not be unreasonably withheld.

SECTION 10. MORTGAGES

10.1 Right to Encumber Tenant’s Estate.  Tenant may at any time and from time to time during the Lease Term encumber Tenant’s Estate by one or more mortgages or deeds of trust, or other proper instruments as security for the repayment of such loan(s) as Tenant may desire, without having Landlord consent to or join in the execution of such instrument.   Tenant and Landlord agree that this Lease may be assigned by Tenant for security or mortgage purposes and Landlord agrees to reasonably cooperate with said assignment.

10.2 Covenant of Cooperation.  Landlord covenants and agrees to execute any documents reasonably required by any lender making a leasehold mortgage or assignment to effectuate the foregoing and to amend this Lease from time to time to the extent reasonably requested by any prospective mortgagee, so long as Landlord assumes no liability whatsoever thereunder.

SECTION 11. TITLE

11.1 Landlord’s Title.  Landlord hereby represents and warrants as of the execution of this Lease:

That Landlord has good and marketable fee simple title to the Premises free and clear of any liens, encumbrances, eases or rights of any kind, and has full authority to lease the Premises as contemplated hereby.

SECTION 12. GENERAL PROVISIONS

12.1 Notices.  Any notice required or desired to be given pursuant to this Lease shall be in writing with copies directed as below indicated and shall be personally served or, in lieu of personal service, by depositing same in the United States mail, postage prepaid, certified or registered mail with request for return receipt, in which latter event such notice shall be deemed delivered seventy-two (72) hours after same shall have been so deposited in the United States mail, or when actually delivered (if earlier)

12.2 Captions.  The captions used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

12.3 Duplicate Originals; Counterparts.  Any executed copy of this Lease shall be deemed an original for all purposes. This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Lease.

12.4 Time of the Essence.  Time is of the essence of this Lease.

12.5 Severability.  In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, every other provision of this Lease shall remain and subsist in full force and effect, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

12.6 Successors Bound.  The covenants and agreements contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

12.7 No Waiver.  The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

12.8 Covenant of Fair Dealing and Nondisparagment.  Each party hereto agrees to act reasonably and in good faith with respect to the performance and fulfillment of the terms of each and every covenant and condition contained in this Lease.  Each party hereto further agrees to use its best efforts to publicly support the other’s efforts and activities.

12.9 Additional Documents. Each party hereto agrees to execute such further agreements and documents as may be reasonably necessary to carry out the intent and purposes of this Lease.

IN WITNESS WHEREOF the parties hereto have executed this Real Estate Lease on the respective dates below set forth to be effective as of the Effective Date.

TENANT	LANDLORD

By: ____________________________________	By: ____________________________________

Date: __________________________________	Date: __________________________________

EXHIBIT “A”

INSERT OFFER HERE